EXHIBIT 99.2


                     FIRST HOME BANCORP INC.

                Special Meeting of Shareholders -
             June 24, 1998 at 10:30 p.m., Local Time
   This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned shareholder of First Home Bancorp Inc. ("First Home") hereby appoints Robert A. DiValerio and Stephen D. Miller and each of them the proxies of the undersigned (each with power of substitution and with all powers the undersigned would possess if personally present) to vote at the Special Meeting of Shareholders of First Home to be held on Wednesday, June 24, 1998, at the Holiday Inn, Exit 10, I-295, Pureland Industrial Complex, Bridgeport, New Jersey and at any adjournment or postponement thereof (the "Meeting"), all the shares of Common Stock of First Home which the undersigned would be entitled to vote on the following proposals more fully described in the Joint Proxy Statement/Prospectus dated May [___], 1998 for the Meeting in the manner specified and in the discretion of the named proxies on the other business that may properly come before the Meeting.

                       __________________

     Please indicate on the reverse side of this card how your stock is to be voted. Unless you specifically direct otherwise, the shares represented by this proxy will be voted "FOR" the following proposals listed on the reverse side of this card.

The DIRECTORS recommend a vote "FOR" proposals 1 and 2


          (continued and to be signed on reverse side)

1. Approval and adoption of the Agreement and Plan of Merger, dated December 18, 1997 (the "Merger Agreement"), between Sovereign Bancorp, Inc. ("Sovereign") and First Home, which provides, among other things, for (i) the merger of First Home with and into Sovereign and (ii) the conversion of each share of common stock of First Home outstanding immediately prior to the Merger into the right to receive a number of shares of Sovereign common stock determined in a manner set forth in the Merger Agreement plus cash in lieu of any fractional share interest.

     FOR            AGAINST             ABSTAIN

     [   ]           [   ]               [   ]

2. Approval of the proposal to adjourn the Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Meeting to approve the Merger Agreement.

     FOR            AGAINST             ABSTAIN

     [   ]           [   ]               [   ]

                              NOTE:  Your signature should appear
                              as your name appears hereon.  When
                              shares are held by joint tenants,
                              both should sign.  When signing as
                              attorney, executor, administrator,
                              trustee or guardian, please give
                              full title as such.  If a
                              corporation, please sign in full
                              corporate name by the President or
                              other authorized officer.  If a
                              partnership, please sign in
                              partnership name by authorized
                              person.

                              Please sign, date and return the
                              proxy card promptly using the
                              enclosed postage paid envelope.

                              Dated:______________________, 1998

                              ___________________________________
                                        (Signature)

                              ___________________________________
                                   (Signature if held jointly)